UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2020
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UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.05. Costs Associated With Exit or Disposal Activities.
On April 3, 2020, Under Armour, Inc. (“Under Armour”, or the “Company”) announced a 2020 restructuring plan outlining its expectations of incurring approximately $475 million to $525 million of estimated pre-tax restructuring and related charges during 2020. As previously disclosed, this restructuring plan was developed prior to the Company assessing the potential impacts of the COVID-19 pandemic and the Company stated that it would continue to evaluate necessary actions in response to the pandemic.
After further review, the Company has identified further opportunities and on September 2, 2020, the Company’s Board of Directors approved a $75 million increase to the restructuring plan, resulting in an updated 2020 restructuring plan of approximately $550 million to $600 million of total estimated pre-tax restructuring and related charges. The Company anticipates that these additional restructuring and related charges will include up to:
•Approximately $60 million of additional cash charges, consisting of up to: $40 million in contract termination and other restructuring costs, $15 million in facility and lease termination costs, and $5 million in employee severance and benefit costs; and
•Approximately $15 million of additional non-cash charges, consisting of intangibles and other asset related impairments.
Following these increases, within the updated approximately $550 million to $600 million of total estimated pre-tax restructuring and related charges, the Company now expects to incur up to:
•Approximately $235 million of cash charges including up to approximately $135 million of contract termination and other restructuring costs, $70 million of facility and lease termination costs, and $30 million in employee severance and benefit costs related to a reduction of approximately 600 employees primarily in its global corporate workforce; and,
•Approximately $365 million of non-cash charges consisting of a $291 million impairment related to its New York City flagship retail store recognized during the three months ended March 31, 2020, and up to approximately $74 million of intangibles and other asset related impairments.
The Company currently anticipates that the majority of the remaining restructuring and related charges will occur by the end of 2020. Through the six months ended June 30, 2020, the Company had incurred approximately $340 million in restructuring and related charges ($326 million in non-cash and $14 million in cash related charges). The Company anticipates significant long-term cost savings as a result of its 2020 restructuring plan. Given the timing of this announcement within the current fiscal year and expected timing of the realization of additional benefits, the Company continues to expect approximately $40 million to $60 million in pre-tax benefits during 2020.
This disclosure contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements and include statements regarding anticipated charges and restructuring costs and the timing of and projected savings relating to these measures. These forward-looking statements are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the estimated future impact of these restructuring charges and costs to differ materially from the forward-looking statements. These risks include the Company’s ability to successfully execute its restructuring plan, higher than anticipated costs or delays in implementing the restructuring plan, management distraction from ongoing business activities, damage to the Company’s reputation and brand image and workforce attrition beyond planned restructuring related reductions. Additional information regarding other factors that could cause the Company’s results to differ can be found in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2020 and March 31, 2020, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this disclosure reflect the Company’s views and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which this disclosure is made or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: September 8, 2020	By:	/s/ DAVID E. BERGMAN
David E. Bergman
Chief Financial Officer